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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Bingham Financial Services Corporation of our report dated December 18, 1998 relating to the financial statements of Bingham Financial Services Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP





Detroit, Michigan
May 22, 2000